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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

NETRIX International Corporation, Delaware
NETRIX GmbH, Germany
NETRIX S.r.l., Italy
NETRIX (Australia) Pty Limited, Australia